EXHIBIT 10.32

SETTLEMENT AGREEMENT

This settlement agreement (“Agreement”) is entered into as of February 22, 2012 by and between Biolase Technology, Inc. (“Biolase”), and Henry Schein, Inc. (“Schein”).

R E C I T A L S

A. Biolase and Schein are parties to a distribution and supply agreement dated as of August 30, 2010 (the “DSA”).

B. Schein currently has **** (“MDs”) in inventory and available for sale to customers, as indicated on Exhibit “A” attached hereto.

C. Schein and Biolase are parties to an amended and restated security agreement (“Security Agreement”) dated as of September 23, 2010, pursuant to which Biolase granted Schein a security interest (“Security Interest”) in certain collateral (“Collateral”) described in the Security Agreement to secure repayment of certain obligations (“Obligations”) from Biolase to Schein under the DSA. Biolase ****. Schein ****.

D. Biolase is willing to **** on the terms and subject to the conditions hereinafter set forth.

E. Schein is willing to **** on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the parties agree as follows:

1. Repurchase of MDs.

a. Biolase hereby agrees to repurchase from Schein **** 182 MDs currently in Schein’s possession, free and clear of all liens and encumbrances. Biolase shall pay Schein Seven Thousand Two Hundred Fifty Dollars ($7,250) per MD (“MD Price”), for a total purchase price of One Million Three Hundred Nineteen Thousand Five Hundred Dollars ($1,319,500), less any Agreed Missing Part Charges (as hereinafter defined), payable through Escrow (as hereinafter defined) as hereinafter provided.

b. The parties agree that (i) Schein **** , (ii) the **** , and (iii) from the date of this Agreement until the Closing, Schein will ****.

2. Opening of Escrow. Within **** after the execution of this Agreement, the parties shall open an escrow (the “Escrow”) with an escrow company mutually agreeable to counsel for the parties (“Escrow Holder”). The Escrow shall be deemed opened when the parties have given Escrow Holder an executed copy of this Agreement and Buyer has ****. Escrow Holder shall ****. If this transaction closes as provided herein, the ****. This Agreement shall serve as escrow instructions to Escrow Holder, and the parties shall execute additional instructions if Escrow Holder so requires, provided that such instructions do not change the terms of this Agreement but merely offer protection for Escrow Holder. Any additional instructions shall provide that this Agreement shall prevail in case of any inconsistency between it and the additional instructions.

**** Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3. Inspection of MDs.

a. Biolase shall have **** after the execution of this Agreement (the “Inspection Period”) within which to inspect the MDs, at its sole cost, during normal business hours and upon reasonable notice to Schein, for the sole purpose of determining if any Parts are missing from the MDs. Parts shall mean ****. Schein shall make all of the MDs available for inspection by Biolase at Schein’s various locations set forth on Exhibit “A” , and Schein agrees that it will not move any MDs or parts thereof to other locations while such inspections are ongoing, except for purposes of effecting sales of MDs which are still in their original packaging. The Biolase representative inspecting the MDs at any site shall inform the Schein representative at such site, before such Biolase representative leaves the site, if he believes any Parts are missing to provide an opportunity to locate such missing Part. Biolase shall submit a report (“Inspection Report”) to Schein of its inspection of the MDs within **** after the expiration of the Inspection Period. Such Inspection Report shall identify any Parts missing from the MDs and shall ****, and provide the following additional information with respect to each missing Part: (i) identity of each MD unit involved (by serial number) and location of such unit; (ii) identity of each Part missing from each such unit; and (iii) indication of date of inspection for each MD and a certification that the Schein representative was informed at the time of inspection. Schein shall have **** within which to review the Inspection Report and deliver to Biolase its acceptance or rejection of the Inspection Report. If Schein rejects the Report, the parties shall in good faith seek to resolve the discrepancy as quickly as possible. Once the Inspection Report is agreed upon, the agreed aggregate cost for missing Parts as calculated above and subject to ****. If the parties have not reached agreement as to the ****, the Closing shall not be postponed, but ****.

b. The parties agree that **** and that Biolase **** other than ****. The parties also agree that time is of the essence, and ****.

4. Deposits Into Escrow. No later than **** before the Close of Escrow, the parties shall deposit the funds and documents described below into Escrow. All funds to be deposited into Escrow shall be by wire transfer of same day funds or cashier’s check in same day funds drawn on and payable through a California bank. All documents shall be duly executed by authorized signatories and, when customary or necessary for filing or recordation, properly acknowledged.

a. Biolase. Biolase shall ****, and less ****. The ****. If the parties have not reached agreement regarding ****, the Closing shall not be postponed, but ****. Upon release of the funds from Escrow, Schein shall be deemed to ****. Notwithstanding the foregoing, if the parties, in their sole discretion, mutually agree, the ****.

b. Schein. Schein shall deposit into the Escrow a bill of sale (“Bill of Sale”) for the MDs and releases of the lien of the Security Interest in form and content reasonably acceptable to Biolase.

5. Close of Escrow.

a. Time. Escrow shall close (the “Closing” or the “Close of Escrow”) as soon as the parties have ****, provided that ****.

b. Procedure. Escrow Holder shall close Escrow as follows:

i. pay the ****;

ii. deliver the Bill of Sale and the lien releases releasing the Security Interest in the Collateral to Biolase as prepared by Biolase’s counsel and as may be reasonably requested by Biolase, which releases shall be filed by Biolase at its own expense after the Closing;

**** Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

iii. forward to Biolase and Schein an accounting of all funds received and disbursed for each party; and

iv. possession, title and risk of loss with respect to the MDs shall pass to Biolase upon Close of Escrow, and Biolase shall be responsible for transportation of the MDs from Schein’s locations described in Exhibit “A” to Biolase’s premises ****.

c. Closing Costs. Biolase and Schein ****. At least three (3) days prior to the Closing, Escrow Holder shall submit to Biolase and to Schein an estimated Closing statement.

6. Representations and Warranties of the Parties.

a. Biolase. Biolase represents and warrants to Schein that its execution and performance of this Agreement has been duly authorized by all necessary corporate action.

b. Schein. Schein represents and warrants to Biolase that it owns the MDs free and clear of all liens and encumbrances, and that its execution and performance of this Agreement has been duly authorized by all necessary corporate action. Schein also represents and warrants that Exhibit “A” attached hereto is a true, correct and complete list of the MDs in Schein’s possession as of the date hereof, and that the number of MDs listed on Exhibit “A” that are listed as “demos” or as already having been removed from their original packaging will not increase, in the aggregate, between the date hereof and the Closing.

7. ****. Biolase ****.

8. Termination of the DSA and Continued Supplier Relationship. Except for Section 9.4 of the DSA (regarding non-disparagement), Section 12.11 of the DSA (regarding governing law and arbitration) and Section 2.2 and the corresponding Exhibit B of the DSA (regarding certain indemnification obligations), all of which are set forth in their entirety on Exhibit “B” attached hereto and incorporated herein by reference, the parties agree that the DSA shall be terminated effective upon the Closing, along with all other agreements (including international territories) from inception of the original DSA in 2006, provided that Schein will be allowed to continue to place orders for Biolase products and will be accorded the same rights and privileges available to any standard Biolase distributor in the United States. In particular, Schein ****. In addition, Biolase ****; and Biolase ****. Schein agrees that ****.

9. Mutual Release. With the exception of the obligations of the parties set forth herein and obligations arising in the ordinary course with respect to inventory purchased by Schein from Biolase, as to which the parties are not released, effective upon payment of the Purchase Price and the release of the Collateral from the lien of the Security Interest, the parties mutually release each other and their agents, directors, officers, partners, employees, attorneys, successors and assigns of and from any and all damages, claims, demands, causes of action, obligations and liabilities, at law or in equity, which either party had or now has or hereafter can, shall or may have against the other relating in any way to the matters related thereto.

10. Section 1542 Release. The parties acknowledge that they are familiar with the provisions of section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the

creditor does not know or suspect to exist in his favor at

the time of executing the release, which if known by him

must have materially affected his settlement with the debtor.”

**** Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The parties hereby expressly waive any and all rights and benefits conferred upon them by section 1542 of the California Civil Code with respect to those claims, whether known or unknown, which are the subject of this Agreement.

11. No Reliance On Representations. The parties represent that in signing this Agreement, they do so with full knowledge that any and all rights which they may have, and they do not rely and have not relied upon any representations of each other, or their officers, agents, attorneys or representatives, with regard to their rights or asserted rights, and they hereby assume the risk of any mistake of fact in connection with the true facts involved or with regard to any facts which are now unknown to them. The parties further represent that they have consulted and secured independent legal advice and consultation in connection with this Agreement and any rights which they may be relinquishing.

12. Further Assurance. The parties agree to execute all instruments and documents and to take all actions that reasonably may be required in order to effectuate the purpose and intent of this Agreement, provided all out of pocket expense is paid by the requesting party.

13. Counterparts. This Agreement may be executed in counterparts.

14. Governing Law. The Agreement shall be construed in accordance with, and shall be governed by, the laws of the state of New York subject to Exhibit B-2.

15. Successors and Assigns. Neither party shall have any right to assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent may be withheld in such party’s sole and absolute discretion. Subject to the foregoing, this Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

16. Severability. In the event that any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been a part of this Agreement.

17. Attorneys’ Fees. In the event of the bringing of any action by any party hereto against any other party arising out of this Agreement, the party who is determined to be the prevailing party shall be entitled to recover from the other party all costs and expenses of suit, including reasonable attorneys’ fees.

18. Entire Agreement; Modification. This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. No supplement, modification or amendment of this Agreement shall be effective unless executed in writing by all of the parties hereto.

19. Confidentiality. The parties covenant and agree that the terms of this Agreement shall remain confidential and neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other party. Notwithstanding the foregoing, the parties shall be permitted to issue a press release announcing this Agreement or otherwise referring to this Agreement or any of its terms, provided that the other party approves the issuance and text of such press release. ****.

**** Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

BIOLASE TECHNOLOGY, INC. (“Biolase”)

By:	/s/ Federico Pignatelli

Its: Chairman and Chief Executive Officer

HENRY SCHEIN, INC. (“Schein”)

By:	/s/ Michael Ettinger

Its: Senior Vice President and General Counsel

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